File No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

FORM S-3

REGISTRATION STATEMENT

Under the Securities Act of 1933

ROYALE ENERGY, INC.

(Exact name of registrant as specified in its charter)

California	33-0224120
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7676 Hazard Center Drive, Suite 1500

San Diego, California 92108

619-881-2800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen M. Hosmer Royale Energy, Inc. 7676 Hazard Center Drive, Suite 1500 San Diego, California 92108 619-881-2800	Copies to: Lee Polson Strasburger & Price, LLP 600 Congress Avenue, Suite 1600 Austin, Texas 78701 512-199-3600
Name, address, including zip code, and telephone number, including area code, of agent for service

Approximate dates of commencement of proposed sale to public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer [ }	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Common stock, no par value per share	$3,990,000	$222.64

(1)

Royale Energy is registering an indeterminate number of shares of common stock having an aggregate initial offering price not to exceed $3,990,000. General Instruction I.B(6) of Form S-3 permits certain issuers, including Royale Energy, to register no more than one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates of the issuer during a 12 month period. On March 23, 2009, the market value of common equity held by non-affiliates was $11,980,933 based on a closing market price of $2.15 per share.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where an offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL __, 2009

PROSPECTUS

ROYALE ENERGY, INC.

$3,990,000

From time to time, we may sell common stock. We will specify in one or more prospectus supplements the terms of any offering. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read this prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplement together with additional information described in Information Incorporated by Reference carefully before you invest.

We will sell the common stock directly to investors, through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters, the specific terms of the plan of distribution and any applicable fees, commissions or discounts.

Our common stock is listed on the NASDAQ Global Market under the symbol “ROYL.” The last reported price on March 23, 2009, was $2.15 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is $11,980,933 based on 8,506,098 shares of outstanding common stock, of which 5,569,522 are held by non-affiliates, and a per share price of $2.15 based on the closing sale price of our common stock on March 23, 2009. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

See Risk Factors, page2, for a discussion or risks that prospective purchasers of our common stock should consider.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April __, 2009.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

About This Prospectus

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $3,990,000.  This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, including all documents incorporated herein by reference, together with additional information described under Information Incorporated by Reference, page2.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and the accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless the context requires otherwise, in this prospectus the terms “Royale Energy,” “we,” “us” and “our” refer to Royale Energy, Inc., a California corporation.

Royale Energy

We are an independent oil and natural gas producer. We produce and sell natural gas, acquire oil and gas lease interests and proved reserves, drill both exploratory and development wells, and sell fractional working interests in wells we intend to drill or participate in drilling. We own wells and leases located mainly in the Sacramento Basin and San Joaquin Basin in California.

Risk Factors

An investment in our securities involves certain risks. In addition to the information, documents or reports included or incorporated by reference in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the information in the section entitled Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2008, all of which is incorporated by reference into this prospectus. These risk factors may be amended or supplemented or superseded from time to time by other reports we file with the SEC in the future. If any of the events or developments described in Risk Factors in the Annual Report actually occurs, our business financial condition and results of operations may suffer. In that case, the value of our securities may decline, and you could lose some or all of your investment.

Special Note Regarding Forward-Looking Statements

This prospectus and the documents incorporated herein by reference contain forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements or historical fact could be deemed forward-looking statements, including any projections of revenue, expenses, earnings or losses from operations, or other financial items, any statements of the plans, strategies and objectives of management for future operations; any statements concerning development of oil and gas properties; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing. The risks, uncertainties and assumptions discussed above include risks that are described under the heading Risk Factors in our Annual Report on Form 10-K and elsewhere in this prospectus and that are otherwise described from time to time in our SEC reports filed after this prospectus.

The forward-looking statements included in this prospectus and the documents incorporated herein by reference represent our estimates as of the date of this prospectus or such document, as the case may be. We specifically disclaim any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing our estimates or views as of any date subsequent tot het date of this prospectus or such document incorporated herein by reference, as the case may be.

Use of Proceeds

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, and acquisition of oil and gas properties and equipment. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

Plan of Distribution

We may sell securities in any of the ways described below or in any combination:

•	To or through underwriters or dealers;

•	Through one or more agents; or

•	Directly to purchasers or a single purchaser.

The distribution of the common stock may be effected from time to time in one or more transactions:

•	At a fixed price or prices, which may be changed from time to time;

•	At market prices prevailing at the time of sale;

•	At prices related to such prevailing market prices; or

•	At negotiated prices.

Each prospectus supplement will describe the method of distribution of the common stock and any applicable restrictions.

The prospectus supplement with respect to the common stock will describe the terms of the offering, including the following:

•	The name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	The public offering price of the common stock and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers and

•	Any securities exchanges on which the common stock may be listed.

Any offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Only the agents or underwriters named in each prospectus supplement are gents or underwriters in connection with the common stock being offered thereby.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution from us with respect to payments which the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

One or more firms, called “remarketing firms,” may also offer or sell the common stock, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the common stock in accordance with the terms of the common stock. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and the accompanying prospectus supplement for offers and sales related to market-making transactions in the common stock. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a short covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Experts

Accounting Matters

Our financial statements as of December 31, 2008, 2007 and 2006, and for the years then ended, have been audited by Padgett, Stratemann & Co., L.L.P., independent public accountants, as indicated in their report contained in our Form 10-K for the year ended December 31, 2008, which is incorporated by reference in this prospectus and our registration statement on Form S-3.

Engineering Matters

Information related to the estimated proved reserves attributable to certain oil and gas properties of Royale Energy as of December 31, 2007, and estimates of future net cash flows and present value of the reserves have been incorporated by reference in Royale Energy's Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated herein by reference, in reliance on the reserve report, dated February 17, 2009, prepared by Netherland, Sewell & Associates, Inc., and Source Energy Corp., independent petroleum engineers.

Legal Matters

The validity of the common shares offered pursuant to this prospectus will be passed on by Strasburger & Price, L.L.P., San Antonio, Texas.

Information Incorporated By Reference

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this document. We incorporate by reference the documents listed below (SEC file No. 0-22750) and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we have sold all shares offered by this Prospectus or until this offering is otherwise completed:

-	Our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 27, 2009;

-	Current Reports on Form 8-K filed on April 7, 2009, and March 30, 2009; and

-	The description of our common stock contained in our Registration Statement on Form S-4 filed on November 25, 2008.

In addition, we also incorporate by reference into this prospectus additional information that we may subsequently file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of the offering. These documents include annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-I, as well as proxy statements. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any current report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise, included in this prospectus.

You may request free copies of these filings by writing or telephoning us at the following address:

Royale Energy, Inc.

7676 Hazard Center Drive

Suite 1500

San Diego, CA 92108

619-881-2800

E-mail: www.royl.com

We file annual, quarterly and period reports, proxy statements and other information with the Securities and Exchange Commission using the SEC's EDGAR system. You can find our SEC filings on the SEC's web site, www.sec.gov You may read and copy any materials that we file with the SEC at its Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. Our common stock is listed on the NASDAQ Global Market, under the symbol "ROYL," and all reports, proxy statements and other information that we file with NASDAQ may be inspected at its offices at 1735 K Street N.W., Washington, D.C. 20006.

We furnish our shareholders with an annual report, which contains audited financial statements, and such other reports as we, from time to time, deem appropriate or as may be required by law. We use the calendar year as our fiscal year.

Any statement contained in a document incorporated or deemed to be incorporated herein shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is inconsistent with information contained in this document or any document incorporated herein. This prospectus is not an offer to sell these securities in any state where the offer or sale of these securities is not permitted. The information in this prospectus is current as of the date it is mailed to security holders, and not necessarily as of any later date. If any material change occurs during the period that this prospectus is required to be delivered, this prospectus will be supplemented or amended.

Disclosure Of Commission Position On Indemnification

Under Article IV of our Articles of Incorporation, we have eliminated the potential liability of Directors to us, and we are also required to indemnify our Directors against any liability for monetary damages, to the extent allowed by California law. The California Corporations Code allows corporations, including Royale Energy, to eliminate or limit the liability of directors for monetary damages except to the extent that the acts of the director are in bad faith, constitute intentional or reckless misconduct, result in an improper personal benefit, or amount to an abdication of the directors' duties. The Corporations Code provisions do not affect the availability of equitable remedies against directors nor change the standard of duty to which directors are held.

Our Articles of Incorporation also provide that if California law is amended to provide additional indemnity or relief from liability to directors, such relief or indemnity shall automatically be applied for the benefit of our Directors.

The Securities and Exchange Commission has stated that, in its opinion, indemnification of officers and directors for violations of federal securities laws is unenforceable and void as a matter of public policy.

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{ROYALE ENERGY LOGO}

ROYALE ENERGY, INC.

_________ SHARES OF COMMON STOCK

{Date}

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, all of which will be paid by Royale Energy:

Item	Amount (1)

SEC registration fee	$ 222.64
Legal fees and expenses	2,000.00
Miscellaneous expenses	500.00
Total:	$2,792.72

(1)	All items other than SEC registration fee are estimates.

Item 15	Indemnification of Directors and Officers

Pursuant to Section 317 of the California Corporations Code, Royale Energy is empowered to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an officer, director, employee or other agent of Royale Energy or its subsidiaries, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. In addition, Royale Energy may indemnify, subject to certain exceptions, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of Royale Energy to procure a judgment in its favor by reason of the fact that such person is or was an officer, director, employee or other agent of Royale Energy or its subsidiaries, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be including reasonably inquiry, as an ordinarily prudent person in a like position would use under similar circumstances, provided that court approval is obtained in the case of an adverse judgment or settlement. Royale Energy is required to advance expenses incurred by an officer or director in defending any proceeding prior to final disposition upon receipt of an undertaking to repay, unless it shall be determined ultimately that the officer or director is entitled to indemnification.

Article IV of Royale Energy's Articles of Incorporation requires Royale Energy to indemnify its officers and directors to the maximum extent permitted by California law and authorizes Royale Energy to indemnify its officers and directors in excess of the provisions of Section 317 of the California Corporations Code.

Royale Energy has entered into indemnification agreements with each of Royale Energy's directors and with Donald H. Hosmer and Stephen M. Hosmer as officers of Royale Energy. In general, the indemnification agreements provide that Royale Energy shall indemnify such officer or director from any and all expenses in any proceeding or threatened proceeding by reason of an indemnification event. The term indemnification event shall mean any event or occurrence related to the fact that such officer or director is an officer or director of Royale Energy or anything done or not done by such officer or director while serving as such. Expenses shall mean all expenses, including without limitation, attorneys' fees, fines, judgments, interest or other amounts paid in settlement. In addition, the agreement requires Royale Energy to advance such expenses to such officer or director if so requested.

Item 16	Exhibits and Financial Statements

See the Exhibit Index which is incorporated herein by reference.

Item 17	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)          To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act.

(ii)            to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set for the in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)           to include any additional material information on the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that

A.Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement; and

B. Paragraphs (a)(1)(i), a(1)(ii) and (a)1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement of the securities offered therein, and the offering of such securities at that time to be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the end of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (Paragraph 230.430B of this chapter):

(A)           Each prospectus filed by the registrant pursuant toRule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)            If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)          For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald L. Hosmer or Stephen M. Hosmer, or either of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Royale Energy, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California, April 22, 2009.

ROYALE ENERGY, INC.

/s/ Donald H. Hosmer
Donald H. Hosmer, Co-President and Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.

Date: April 22, 2009	/s/ Harry E. Hosmer
Harry E. Hosmer, Chairman of the Board

Date: April 22, 2009	/s/ Donald H. Hosmer
Donald H. Hosmer, Co-President, Co-Chief Executive Officer, Secretary, and Director (Principal Executive Officer)

Date: April 22, 2009	/s/ Stephen M. Hosmer
Stephen M. Hosmer, Co-President, Co-Chief Executive Officer, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)

Date: April 22, 2009	/s/ Gary Grinsfelder
Gary Grinsfelder, Director

Date:
Tony Hall, Director

Date: April 22, 2009	/s/ Oscar A. Hildebrandt
Oscar A. Hildebrandt, Director

Date: April 22, 2009	/s/ Gilbert C. L. Kemp
Gilbert C. L. Kemp, Director

Date: April 22, 2009	/s/ George M. Watters
George M. Watters, Director

EXHIBIT INDEX

Exhibit	Description

3.1*

Amended and Restated Articles of Incorporation of Royale Energy, Inc., incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-3 filed July 10, 2008 (SEC File No. 333-1552244).

3.2	Amended and Restated Bylaws of Royale Energy, Inc., incorporated by reference to Exhibit 3.2 of the Company's Form 10-K filed March 27, 2009 (SEC File No. 000-22750).

4.1	Warrant issued to Cranshire Capital, L.P., incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K dated June 10, 2008 (SEC File No. 000-22750).

4.2	Warrant issued to J.P. Turner Partners, L.P, incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-3 filed July 10, 2008 (SEC File No. 333-1552244).

4.3	Certificate of Determination of the Series AA Convertible Preferred Stock, incorporated by reference to Exhibit 4.2 of the Company's 10-SB Registration Statement (SEC File No. 000-22750).

5.1+	Opinion of Strasburger & Price, L.L.P., as to the validity of the shares being offered.

10.1

Securities Purchase Agreement between the Company and Cranshire Capital, L.P., dated as of June 7, 2008, incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K dated June 10, 2008 (SEC File No. 000-22750).

10.2

Registration Rights Agreement between the Company and Cranshire Capital, L.P., dated as of June 7, 2008, incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K dated June 10, 2008 (SEC File No. 000-22750).

23.1*	Consent of Padgett, Stratemann & Co., LLP.

23.2+	Consent of Strasburger & Price, L.L.P. (included in Exhibit 5.1).

23.3*	Consent of Netherland, Sewell & Associates, Inc.

23.4*	Consent of Source Energy Corp.

*	Filed Herewith.
+	To be filed by amendment